Exhibit 99.(h)(10)

AMENDED AND RESTATED SECURITIES LENDING AGENCY AGREEMENT

AMENDED AND RESTATED SECURITIES LENDING AGENCY AGREEMENT effective as of May 1, 2025 (as thus amended and restated, the “Agreement”) between Pacific Select Fund, a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, as an open-end management investment company, acting for and on behalf of its respective series as identified on Schedule 1 (each such series acting severally and not jointly, “Lender”) and Securities Finance Trust Company ("Lending Agent"), an independent trust company organized under the laws of the State of Vermont.

Whereas:

1.	Each Lender enters into this Agreement severally and not jointly with any other Lender (including any other series of the same or any other registered investment company) or any other party, and no Lender shall be liable or shall have any responsibility whatsoever for any loss, expense, liability, judgment or cost attributable to, or incurred as a result of the actions or non-actions of any other Lender;

2.	Lender and Custodian have entered into a Custody Agreement;

3.	Lending Agent administers and maintains a comprehensive agency securities lending program whereby Lender may make securities or portfolios available for loan to one or more Approved Borrowers;

4.	Lender wishes to retain the services of Lending Agent to act as Lender’s lending agent in lending securities owned by Lender to Approved Borrowers, on the terms and conditions hereinafter set forth;

5.	Lending Agent is willing to act as lending agent for Lender in lending securities owned by Lender to Approved Borrowers, on the following terms and conditions;

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto, intending to be bound, hereby agree as follows:

1.	Definitions.	For the purpose of this Agreement references to:

“Approved Borrowers” shall mean each entity listed on Schedule 2 hereto, as the same may be amended from time to time upon the written agreement of Lender and Lending Agent.

“Approved Person” shall mean any person, as set out in Schedule 7, who is authorized by Lender to act on Lender’s behalf to provide information or notices hereunder.

“Approved Repo Counterparty” shall mean each entity listed as an approved repo counterparty on Schedule 4B hereto, as the same may be amended from time to time upon the written agreement of Lender and Lending Agent.

“Auction Specific Terms” shall mean any terms applicable to the offering and loan of Lender’s assets to Approved Borrowers as set out in this Agreement or otherwise provided by Lender to Lending Agent or requested by Lending Agent from Lender for each auction.

“Available Securities” shall mean all securities held in each Custody Account on behalf of Lender, subject to the limitations required by law, including requirements imposed by the Securities Exchange Commission (the “SEC”) or the SEC staff, to Lender’s lending limit as set forth on Schedule 1, to requirements set forth in Lender’s investment guidelines and/or prospectus and statement of additional information, and to such other limitations as Lender may from time to time specify to Lending Agent.

“Borrower Participant Agreement” shall mean each SLA entered into by Lending Agent, on behalf of Lender, with an Approved Borrower, as supplemented and amended from time to time.

“Business Day” shall mean any day on which banks are open for banking business in England, the USA, and in relation to the loan of securities, the principal location of the Custodian or sub-custodian, other than a Saturday, Sunday or public holiday.

“Buy-in” shall have the meaning assigned in paragraph 7(b).

“Collateral” shall have the same definition as in the Borrower Participant Agreement except that acceptable assets or property shall be limited to the assets or property set forth on Schedule 3 hereto as the same may be amended from time to time upon the written agreement of Lender and Lending Agent.

“Custodian” shall mean State Street Bank and Trust Company, or such other financial institution as Lender may identify to Lending Agent from time to time.

“Custody Account” shall mean one or more accounts established and maintained by Custodian to hold securities and other property for the benefit of Lender pursuant to the Custody Agreement.

“Custody Agreement” shall mean an agreement between Lender and Custodian pursuant to which Custodian has assumed certain responsibilities and obligations with respect to securities and other property held for the benefit of Lender in a Custody Account.

“ESLA” shall mean each exclusive securities loan agreement entered into by Lending Agent, on behalf of Lender, with an Approved Borrower upon an award of Lender assets to such Approved Borrower setting out the terms and conditions of such award and incorporating by reference the terms of the relevant Borrower Participant Agreement.

“Event of Default” shall mean a “Default” or “Event of Default”, as applicable, as each such term is defined in the applicable Borrower Participant Agreement or Repurchase Agreement and as noticed where such notice is required under the applicable Borrower Participant Agreement or Repurchase Agreement.

“Force Majeure Event” shall mean the occurrence of any event beyond a party’s control.

“Liquidation Period” shall have the meaning assigned in paragraph 7(c).

“Losses” shall have the meaning assigned in paragraph 8(a).

“Margin” shall have the same definition as in the Borrower Participant Agreement and any applicable ESLA.

“Rebate” shall mean the interest payable by Lender to the Approved Borrower in connection with loans collateralized by cash Collateral.

“Replacement Period” shall have the meaning assigned in paragraph 7(b).

“Repurchase Agreement” shall mean the Master Repurchase Agreement, Bond Market Association version 1996 or the Global Master Repurchase Agreement, Bond Market Association version 2000 (as appropriate), or any analogous or successor document as may be approved by Lender, as entered into by Lending Agent, on behalf of Lender, with an Approved Repo Counterparty.

“Repurchase Margin Percentage” shall have the same meaning as the definition of “Buyer’s Margin Percentage” or “Margin Ratio” in the Repurchase Agreement.

“Repurchase Transactions” shall mean the investment of cash Collateral received in respect of any loan of Available Securities by Lending Agent, on Lender’s behalf, in exchange for Repurchase Transaction Collateral pursuant to a Repurchase Agreement as contemplated herein.

“Repurchase Transaction Collateral” shall have the same definition as “Purchased Securities” in the Repurchase Agreement, provided that the securities or other assets comprising “Purchased Securities” shall be limited to the securities or other assets set forth on Schedule 4B hereto as the same may be amended from time to time upon the written agreement of Lender and Lending Agent.

“SLA” shall mean the Global Master Securities Lending Agreement, International Securities Lending Association version May 2000 or the Master Securities Loan Agreement, Bond Market Association version 2000 (as appropriate), or any analogous or successor documents as may be approved by Lender, as entered into by Lending Agent, on behalf of Lender, with an Approved Borrower.

“Third Party Lending Agreement” shall mean an agreement between Lender, Custodian and Lending Agent pursuant to which procedures are established to clarify the type and level of service to be provided by Custodian in supporting Lender’s securities lending activity under this Agreement.

2.	Appointment and Authorization.

(a)	Lender hereby appoints Lending Agent as its lending agent, in connection with Lender’s securities lending program as hereinafter set forth, with respect to Available Securities (and until Lender notifies Lending Agent otherwise), and Lending Agent hereby accepts such appointment. Lender hereby authorises Lending Agent to enter into as agent on Lender’s behalf and at Lender’s risk all agreements and documents, and to open all accounts, as may be necessary to carry out Lending Agent’s responsibilities under this Agreement. Lending Agent agrees that the terms of any agreement, which Lending Agent has entered into or enters into as agent on behalf of Lender, shall be consistent with the terms of this Agreement, including any Borrower Participant Agreement and any ESLA. Lending Agent’s authorization is subject to the limitations required by law, and/or as set forth in each Lender’s investment guidelines and/or prospectus and statement of additional information and such other limitations imposed by or on a Lender and notified to Lending Agent.

(b)	Lender agrees to provide notification to Custodian of Lending Agent’s appointment and authorization of Lending Agent to act on Lender’s behalf with regard to the lending of Available Securities as set forth herein. Lender shall instruct Custodian to co-operate with, and take direction from, Lending Agent with respect to the administration of such lending activity on Lender’s behalf, consistent with the Custody Agreement and the Third Party Lending Agreement.

3.	Solicitation of Bids and Award of Assets.

(a)	Lending Agent shall have the exclusive right to market Lender’s Available Securities for securities lending purposes and to solicit bids on a principal basis from the borrower community. Lender authorizes and directs Lending Agent, on a fully disclosed basis, to solicit competitive bids from any one or more Approved Borrowers, and such other institutions as Lender and Lending Agent may agree from time to time, for the right of such Approved Borrower to borrow any or all Available Securities on such terms and conditions as such Lender shall specify to Lending Agent from time to time.

(b)	Lending Agent shall provide Lender, upon request, with credit information about Approved Borrowers and other institutions that may become Approved Borrowers and shall assist Lender in analysing the creditworthiness of such institutions and Approved Borrowers. Any entity listed on Schedule 2 which does not have its own designated credit rating will have the implied credit rating of its parent company.

(c)	Lending Agent will create a specific section for Lender on its auction website that is accessible only by Approved Borrowers and such other entities as Lender and Lending Agent may agree from time to time. Prior to each auction of Lender’s Available Securities, Lender will provide Lending Agent with any Auction Specific Terms for posting on the auction website.

(d)	Lending Agent will prepare a financial analysis of bids received in the auction process and make recommendations regarding Approved Borrowers and program options. Lender will review the bid analysis and recommendations made by Lending Agent and communicate the Lender’s determination of the bid awards and to which Approved Borrower(s) Lender will loan Available Securities.

(e)	In the event that any Available Securities are not subject to an ESLA, Lending Agent may lend such Available Securities on a security by security basis to one or more Approved Borrowers pursuant to such terms as Lending Agent deems prudent and in the best interest of Lender. Unless otherwise agreed by Lender, any such agency loans shall be terminable on demand of Lender, or Lending Agent on Lender’s behalf, pursuant to the terms of the Borrower Participant Agreement. Any such agency lending will be subject to the restrictions, guidelines, and operating procedures as set forth in this Agreement and the applicable Borrower Participant Agreement.

(f)	Upon Lender advising Lending Agent of its determination of bid awards in accordance with paragraph 3(d) of this Agreement, Lending Agent shall enter into one or more ESLAs with the

Approved Borrower(s). At the request of Lender, Lending Agent shall provide Lender with copies of such ESLAs, including any documents referred to therein, then in effect for each Approved Borrower.

Lender hereby agrees that Lender shall be bound by each such ESLA and Borrower Participant Agreement entered into with each Approved Borrower as if the same were executed and delivered to each Approved Borrower directly by Lender.

Lender acknowledges that, under the applicable ESLA, the ESLA may be terminated as provided therein and the Approved Borrower(s) will be required to return any and all loaned Available Securities within the time frames set out in the Borrower Participant Agreement upon receipt of notice terminating the applicable loan. Upon receiving a notice from Lender that an ESLA should be terminated in accordance with the contractual terms of the ESLA and/or Available Securities which have been lent to an Approved Borrower should no longer be considered Available Securities, Lending Agent shall promptly notify the Approved Borrower which has borrowed such Available Securities that the ESLA and/or the loan of such Available Securities is terminated and that such Available Securities are to be returned within the times specified in the Borrower Participant Agreement.

Lender understands that the deletion of an Approved Borrower from Schedule 2 will not change the terms of any ESLA then in effect with such Approved Borrower, and that termination of an ESLA involving such Approved Borrower and Lender will be subject to the applicable provisions of such ESLA. Lending Agent, upon deletion of an Approved Borrower from Schedule 2, shall proceed to terminate such ESLA(s) in accordance with the contractual terms thereof.

4.	Securities Loans.

(a)	Lending Agent shall prepare or cause to be prepared a transactional confirmation in respect of each loan effected by Lending Agent on Lender’s behalf, setting forth the Available Securities borrowed and the material terms of the loan and shall transmit, or cause to be transmitted, the same to the Approved Borrower in accordance with the Borrower Participant Agreement. Lender understands and agrees that the identity of Lender will be disclosed by Lending Agent to the Approved Borrower, under each Available Securities loan affected pursuant hereto.

(b)	During the term of any Available Securities loan, Lender agrees that the loaned Available Securities shall be transferred into the name of the Approved Borrower. For each Available Securities loan, the Approved Borrower shall transfer Collateral in an amount determined by applying the Margin, which shall be at least equal to the percentage set forth in Schedule 3 for such collateral type, to the market value of the loaned Available Securities in accordance with the Borrower Participant Agreement and any applicable ESLA. All Collateral will be received and held for the benefit of Lender by Custodian, a sub-custodian, or a tri-party collateral custodian, as directed by Lending Agent prior to or simultaneous with delivery of the Available Securities loaned. Lending Agent is authorized to enter into tri-party collateral custodian arrangements with recognized tri-party collateral custodians to undertake certain functions in connection with holding of non-cash Collateral provided by an Approved Borrower. If the Approved Borrower does not provide Collateral, as previously agreed, then Lending Agent will cancel the corresponding loan instruction prior to delivery of Available Securities.

(c)	Subject to the terms and conditions of this Agreement, Lending Agent agrees, as agent of Lender, to exercise Lender’s rights and obligations with respect to loans or otherwise under the relevant Borrower Participant Agreements and/or ESLAs with Approved Borrowers, including, without limitation:

(i)	to value or cause to be valued on a daily basis the loaned Available Securities and all transferred Collateral and, where applicable, request the Approved Borrower to deliver sufficient additional Collateral to maintain the Margin requirement in accordance with the Borrower Participant Agreement (i.e. marking loans to market);

(ii)	to arrange for the transfer of Collateral, including all interest and other distributions payable by Approved Borrowers in respect of loaned Available Securities and any loan fees and causing the same to be deposited in the Custody Account or otherwise credited to Lender as directed by Lender.

(d)	Lender agrees promptly to furnish to Lending Agent, upon request, Lender’s latest audited financial statements, or if such statements are not available, such alternative, similar information as may be reasonably requested, for transmission to an Approved Borrower in connection with any ESLA, and/or loan of Available Securities under an applicable Borrower Participant Agreement.

(e)	Lending Agent is authorized and instructed to notify Custodian whenever an Available Securities loan has been agreed on behalf of Lender with an Approved Borrower and advise Custodian of the transfer instructions supplied by the Approved Borrower with respect thereto. Upon termination of the loan in accordance with the Borrower Participant Agreement, Lending Agent shall instruct the Approved Borrower to return the loaned Available Securities to the Custody Account and shall advise Custodian to receive the same. Lending Agent shall redeem any cash Collateral invested pursuant to Schedule 4A and Schedule 4B, and Lending Agent shall effect the return of Collateral due to the Approved Borrower in accordance with the Borrower Participant Agreement and the Approved Borrower’s instructions.

(f)	Lender agrees that, in respect of any loan entered into on Lender’s behalf, and except to the extent that a Rebate is specified in the ESLA, Lending Agent shall negotiate any Rebate payable by Lender to the Approved Borrower on cash Collateral and any loan fees payable by the Approved Borrower to Lender in connection with any loans collateralized by non-cash Collateral. Lending Agent may direct Custodian to pay any such Rebate or other fees or amounts due to the Approved Borrower from the assets of Lender. Lender acknowledges and agrees that its obligation to pay to the Approved Borrower the Rebate in respect of any loan of Available Securities is independent of the results of investment of the related cash Collateral.

(g)	All reasonable securities loan and return transaction fees as may be charged from time to time by Custodian in connection with lending Available Securities under this Agreement, and that are not required to be paid by the applicable Approved Borrower, shall be offset against program earnings before earnings are shared between Lender and Lending Agent in accordance with Schedule 5. Lending Agent shall be responsible for (i) reimbursement for loss of use of funds charged by Custodian to Lender’s account in respect of sale fails due to the failure of an Approved Borrower to return loaned Available Securities, provided that notification by Lender to Lending Agent of any such sale is received by Lending Agent on trade date during business hours in the local market, or where any such notification is received after trade date during business hours in the local market, covering the period beyond the standard settlement cycle for such loaned Available Securities and (ii) any additional fees charged by Custodian which Lending Agent may agree to pay from time to time in connection with lending Available Securities under this Agreement. Except as set forth in this Agreement, Lending Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

5.	Cash Management.

(a)	Lender shall have the right pursuant to the Borrower Participant Agreement to: (i) invest cash Collateral received in respect of any loan, subject to an obligation upon the termination of the loan to return to the Approved Borrower the amount of cash initially pledged (as adjusted for any interim marks-to-market); (ii) commingle cash Collateral with assets of Lender; and (iii) cause revenue earned from the investment of cash Collateral to be remitted to Custodian for credit to Lender’s account.

(b)	Lender hereby authorizes and directs Lending Agent to invest and reinvest cash Collateral in accordance with the investment guidelines set forth in Schedule 4A and Schedule 4B hereto or as otherwise specified by Lender and to enter into a tri-party custodial arrangement with a recognized tri-party custodial agent on Lender’s behalf to undertake certain functions in connection with such investments. Lending Agent will cause revenue earned from the investment of cash Collateral to be remitted to Custodian for credit to Lender’s account.

(c)	During the term of any Repurchase Transaction, Lender agrees that the cash Collateral shall be transferred to the Approved Repo Counterparty. For each Repurchase Transaction, the Approved Repo Counterparty shall transfer Repurchase Transaction Collateral to the Lender in an amount determined by applying the Repurchase Margin Percentage to the cash Collateral to be reinvested, in accordance with the Repurchase Agreement. The Repurchase Margin Percentage for Repurchase Transactions shall be at least equal to the percentage set forth in Schedule 4B for each type of Repurchase Transaction Collateral.

(d)	All Repurchase Transaction Collateral will be received and held for the benefit of Lender by Custodian, a sub-custodian, or a tri-party collateral agent as directed by Lending Agent prior to or simultaneous with delivery of the cash invested. Lending Agent is authorized to enter into tri-party custodial arrangements with recognized tri-party custodial agents to undertake certain functions in connection with holding of Repurchase Transaction Collateral provided by an Approved Repo Counterparty.

(e)	Lender acknowledges and agrees that except as provided in paragraph 7, any income or gains and losses from investing and reinvesting any cash Collateral delivered by an Approved Borrower pursuant to a Borrower Participant Agreement shall be at Lender's risk and for Lender's account.

Lender agrees that to the extent any such losses from investing and reinvesting any cash Collateral reduce the amount of cash Collateral below the amount required to be returned to the Approved Borrower upon the termination of any loan made on Lender's behalf (after giving effect to any Rebate on cash Collateral due to the Approved Borrower), Lender will promptly deposit in the Custody Account (for transmission to such Approved Borrower) an equivalent amount in cash in the relevant currency, except to the extent such losses are allocated to Lending Agent as provided in paragraph 7. Lending Agent is hereby authorized and instructed to effect any required liquidation or redemption of cash Collateral investments to satisfy Lender's obligation to return cash Collateral pursuant to a mark-to-market requirement or upon termination of any Available Securities loan. All proceeds and earnings derived from such investment shall be deposited in the Custody Account unless otherwise directed by Lender.

(f)	Lending Agent is authorized to utilize third party vendors and/or products offered by third party vendors (collectively, “Investment Portals”) to facilitate investment of cash Collateral. Lender acknowledges and agrees that such third party vendors may (i) collect, use and sell data regarding the transactions effected through such Investment Portal provided that such data is used on an anonymous basis and is not attributed to Lending Agent or Lender and/or (ii) receive compensation from a third party for transactions effected through such Investment Portal, provided that the use of such Investment Portal will not result in a yield less than that which Lender would have received had such transactions not been effected through such Investment Portal.

(g)	Lending Agent is authorized to vote any proxy related to cash Collateral investments as Lending Agent determines, in its sole discretion, to be in the best interest of Lender. In the event the Lender holds less than a 5% interest in any cash Collateral investment for which a proxy vote is solicited, Lending Agent may abstain from voting Lender’s proxy.

6.	Additional Services. Lending Agent will:

(a)	arrange for end-of-day computer or other electronic interface with Custodian, each Approved Borrower and Lender, as requested, to provide a daily statement of activity setting forth information relating to loaned Available Securities, Collateral received for the loaned Available Securities, and any other information reasonably requested and electronically available;

(b)	ensure that any loan may be terminated immediately at any time, unless otherwise agreed by Lender prior to initiation of such loan, and that the Approved Borrower(s) will be required to return any and all loaned Available Securities on demand within the time frames set out in the Borrower Participant Agreement upon receipt of notice terminating the applicable loan. Upon receiving a notice from Lender that a loan should be terminated, Lending Agent shall promptly notify the Approved Borrower which has borrowed such Available Securities that the loan of such Available Securities is terminated and that such Available Securities are to be returned within the times specified in the Borrower Participant Agreement.

7.	Event of Default.

(a)	Upon the occurrence of an Event of Default by an Approved Borrower under the relevant Borrower Participant Agreement with respect to any loan entered into pursuant to a Borrower Participant Agreement or by an Approved Repo Counterparty under the relevant Repurchase Agreement with respect to any Repurchase Transaction entered into pursuant to a Repurchase Agreement, Lending Agent will, and is hereby authorized and instructed by Lender to exercise, or instruct the exercise of, on Lender’s behalf, any and all remedies provided under the Borrower Participant Agreement, the Repurchase Agreement or available under applicable law as may be necessary or appropriate under the circumstances to protect Lender’s rights.

(b)	If, at the time of an Event of Default of an Approved Borrower, such Approved Borrower has failed to return loaned Available Securities or has failed to make a margin payment in connection with its obligations under the Borrower Participant Agreement or any amendment thereto, then Lending Agent, in addition to taking any other appropriate action as set forth in the Borrower Participant Agreement, however, at all times subject to applicable law, shall:

(i)	promptly notify Lender;

(ii)	take all actions which it deems necessary or appropriate as set forth in the applicable Borrower Participant Agreement, which shall include, but not be limited to, liquidate, or cause the liquidation of, the non-cash Collateral, and cash Collateral invested pursuant to Schedule 4A and Schedule 4B in connection with loans to such Approved Borrower, and shall make a reasonable effort for the period of time allowed under the applicable Borrower Participant Agreement (the “Replacement Period”), unless the parties hereto mutually agree that any such efforts shall extend beyond the Replacement Period, to apply the proceeds thereof to the purchase of securities identical to the loaned Available Securities (or the equivalent thereof in the event of a reorganization or recapitalization of the issuer) not returned (a “Buy-In”). If, during the Replacement Period, and subject to the set-off provisions contained in paragraph 7(e), the Collateral liquidation proceeds are insufficient to replace the loaned Available Securities not returned, Lending Agent shall pay such additional amounts as are necessary to make such replacement; provided, however, that Lending Agent shall not be liable for any Collateral deficiencies as a result of losses on the investment of cash Collateral invested in accordance with Schedule 4A and Schedule 4B, except as provided in this paragraph 7. Purchases of replacement securities shall be made only in such markets, in such manner and upon such terms as Lending Agent shall consider appropriate in its sole discretion;

(iii)	If Lending Agent is unsuccessful in purchasing any, or all, replacement securities during the Replacement Period or otherwise determines that a Buy-In is commercially impracticable, Lending Agent shall, in lieu of effecting a Buy-In for some or all loaned Available Securities, credit to Lender the proceeds of the liquidation of the Collateral and shall pay to Lender cash in an amount (if any) equal to (A) the market value of the loaned Available Securities not returned and as to which no Buy-In was effected, such market value being determined as of the Close of Business (as defined in the Borrower

Participant Agreement) on the date of the Event of Default, minus (B) the sum of (x) the Collateral liquidation proceeds determined as of the Close of Business on the date of the Event of Default and further adjusted for the value of a partial Buy-In, if any, and (y) the amount of any Collateral deficiencies resulting from losses on the investment of cash Collateral invested in accordance with Schedule 4A and Schedule 4B, except as provided in this paragraph 7, if any;

(iv)	In addition to making the purchases or payments required above, Lending Agent shall pay from the proceeds of Collateral, to Lender the value of all distributions on the loaned Available Securities, the record dates for which occur before the date that Lending Agent executes the Buy-In or makes the payments to Lender required pursuant to subparagraph (ii) or (iii) and that have not otherwise been credited to Lender’s account. For purposes of this paragraph 7(b)(iv), the value of such distribution shall be calculated net of taxes, expenses or other deductions that would normally apply to such distributions had the distributions been made directly to Lender by the relevant Approved Borrower. Lending Agent shall use Collateral or the proceeds of such Collateral to the extent available to make such payments of distributions, and thereafter, if the Collateral liquidation proceeds are insufficient to cover the value of distributions on the loaned Available Securities as described in this sub-paragraph 7(b)(iv), Lending Agent shall pay such additional amounts as are necessary to reimburse Lender for the value of such distributions; and

(v)	If, on the date of the Event of Default by reason of Lender’s or Custodian’s request or actions, Lending Agent is not in possession or control of the Collateral allocated to the defaulted loan, as a condition precedent for any payments made by Lending Agent pursuant to this paragraph 7(b), Lender shall cause such Collateral, or the proceeds from the liquidation of such Collateral, to be transferred to Lending Agent by the time and date specified by Lending Agent, which shall be in time for settlement pursuant to the standard settlement cycle for the securities subject to any Buy-In.

(c)	If, at the time of an Event of Default of an Approved Repo Counterparty, such Approved Repo Counterparty has failed to return the cash Collateral invested or has failed to make a margin payment in connection with its obligations under the Repurchase Agreement or any amendment thereto, then Lending Agent, in addition to taking any other appropriate action as set forth in the Repurchase Agreement, however at all times subject to applicable law, shall:

(i)	Promptly notify Lender;

(ii)	Take all actions which it deems necessary or appropriate to liquidate, or cause the liquidation of, the Repurchase Transaction Collateral, in connection with Repurchase Transactions with such Approved Repo Counterparty during the period of time allowed under the applicable Repurchase Agreement (the “Liquidation Period”), unless the parties hereto mutually agree that any such efforts shall extend beyond the Liquidation Period. If, during the Liquidation Period and subject to set-off provisions contained in paragraph 7(e), the Repurchase Transaction Collateral liquidation proceeds are less than the amount of cash Collateral invested, Lending Agent shall pay to Lender such additional amounts as are necessary to satisfy any shortfall. The liquidation of Repurchase Transaction Collateral shall be made only in such markets, in such manner and upon such terms as Lending Agent shall consider appropriate in its sole discretion; and

(iii)	If, on the date of the Event of Default by reason of Lender’s or Custodian’s request or actions, Lending Agent is not in possession or control of the Repo Transaction Collateral allocated to the defaulted Repurchase Transaction, as a condition precedent for any payments made by Lending Agent pursuant to this paragraph 7(c), Lender shall cause such Repurchase Transaction Collateral, to be transferred to Lending Agent by the time and date specified by Lending Agent.

(d)	Under no circumstances shall Lending Agent’s obligation to Lender under paragraphs 7(b) and (c) exceed the actual loss incurred. Lending Agent shall have no other liability to Lender relating to (i) any Approved Borrower’s Event of Default under the Borrower Participant Agreement, or any amendment thereto, other than set out in this Agreement; or (ii) any Approved Repo Counterparty’s failure to return the cash Collateral invested or failure to make a margin payment in connection with its obligations under the Repurchase Agreement; in each case, other than set out in this Agreement.

(e)	Lending Agent shall be entitled to reduce amounts payable to Lender pursuant to either paragraphs 7(b) or 7(c) where the relevant Approved Borrower and relevant Approved Repo Counterparty are the same entity by setting off (i) any excess proceeds or shortfall that results from the liquidation of Repurchase Transaction Collateral, against (ii) any excess loan Collateral or shortfall in loan Collateral where a Buy-In is conducted or where cash is credited to Lender in lieu of conducting a Buy-In.

(f)	In the event that Lending Agent is required to perform or make any payment under paragraphs 7(b) or 7(c), Lender agrees that, to the extent of such performance or payment, Lending Agent shall be subrogated to, and Lender shall without further action be deemed to have assigned to Lending Agent all of Lender’s rights in, to and against (i) the Approved Borrower or any guarantor of the Approved Borrower in respect of the related loan, any Collateral transferred or pledged by the Approved Borrower in respect of such loan and all proceeds of such Collateral, and (ii) the Approved Repo Counterparty in respect of the related Repurchase Transaction, any Repurchase Transaction Collateral transferred or pledged by the Approved Repo Counterparty in respect of such Repurchase Transaction and all proceeds of Repurchase Transaction Collateral. In the event that Lender receives or is credited with any payment, benefit or value from or on behalf of the Approved Borrower and/or Approved Repo Counterparty, or any guarantor of the Approved Borrower and/or Approved Repo Counterparty, including pursuant to any netting provision or netting agreement, in respect of rights to which Lending Agent is subrogated or that are assigned to Lending Agent, as provided herein, Lender shall promptly remit or pay to Lending Agent the same (or, where applicable, its United States dollar equivalent) from the assets of Lender. Lender shall execute and deliver to Lending Agent such instruments and other documents as may be reasonably requested by Lending Agent to evidence such subrogation and assignment, and Lender shall co-operate with Lending Agent in pursuing (in its own name or that of Lender) any Collateral deficiency or other claim that Lending Agent may have against the Approved Borrower and/or Approved Repo Counterparty by reason of such subrogation and assignment. Without limitation of the foregoing, Lender shall, if so requested by Lending Agent, file appropriate proofs of claim or other documents in any insolvency proceeding affecting such Approved Borrower and/or Approved Repo Counterparty and provide any and all documents and information reasonably necessary in connection with pursuing such insolvency or other claims;

(g)	To the extent Lending Agent’s obligations under paragraphs 7(b) and (c) are supported by a third party (“Third Party Insurer”) under an insurance policy, Lender hereby agrees that Lender shall keep confidential, and not disclose to any unrelated third party, the name of the Third Party Insurer or the terms, existence or effect of such policy, except to the extent required by applicable law, rule or regulation or to the extent necessary pursuant to Lender’s corporate governance procedures. Any such Third Party Insurer shall maintain a financial strength rating, or an implied financial strength rating, by A.M. Best of at least A. Lending Agent shall notify the Third Party Insurer of Lender’s appointment of Lending Agent as securities lending agent and Lender shall be included as an “Indemnified Lender” and “Indemnified Buyer” thereunder, as such terms are defined in such policy; and

(h)	WITHOUT LIMITING THE PROVISIONS OF THIS PARAGRAPH 7 OR WAIVER OF ANY RIGHTS GIVEN TO LENDER UNDER ANY SECURITIES LOAN AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES AND THAT, THEREFORE, THE LOAN COLLATERAL MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF AN APPROVED BORROWER’S OBLIGATIONS IN THE EVENT SUCH APPROVED BORROWER FAILS TO RETURN THE LOANED SECURITIES.

8.	Liability for Losses.

(a)	Except as otherwise expressly provided in this Agreement or as required by applicable law, Lending Agent shall not be liable to Lender for any losses, costs, expenses, damages, charges, liabilities, demands or claims (including legal and accounting fees) (“Losses”) incurred by Lender in connection with such Lender’s securities lending program or under any provision hereof, except those Losses arising out of the negligence, bad faith or willful misconduct of Lending Agent in the performance of Lending Agent’s duties under this Agreement or the Third Party Lending Agreement.

(b)	Lending Agent shall have no obligation under this Agreement for Losses which are sustained or incurred solely:

(i)	by reason of any action or inaction by a clearing system or any depository or third party institution;

(ii)	as a result of reliance by Lending Agent upon information provided by a reputable pricing information service;

(iii)	by any failure or delay by Custodian, for whatever reason, to perform Custodian's obligations to Lender as Custodian may have under any loan of Available Securities

(including complying with any authorized and proper instructions, orders or directions of Lending Agent with respect to receipt and delivery of Available Securities or Collateral);

(iv)	resulting from the proper investment of cash Collateral in accordance with this Agreement;

(v)	resulting from the proper investment of cash Collateral pursuant to Schedule 4A and Schedule 4B (except as provided for in paragraphs 7(b) and 7(c)); or

(vi)	except as required by applicable law, resulting from the acts or omissions of any broker, dealer or agent selected by it to execute cash Collateral investments.

(c)	Lending Agent shall be entitled to conclusively rely upon:

(i)	any and all information provided by Lender or Custodian with regard to Lender’s Available Securities positions (including timely buy and sell or corporate actions notifications), management style, turnover, tax rates, cash Collateral guidelines, acceptable non-cash Collateral, and any other similar information relating to the management or custody of Lender’s Available Securities;

(ii)	the most recently available audited and unaudited financial statements and representations and warranties made by Approved Borrowers; and

(iii)	any certification, notice or other communication provided in accordance with paragraph 14 below and reasonably believed to be genuine and correct and to have been signed and/or sent by or on behalf of an Approved Person as set out in Schedule 7. An Approved Person shall continue to be so until such time as Lender notifies Lending Agent that any such person is no longer an Approved Person. Schedule 7 may be amended by Lender from time to time upon written notice to Lending Agent.

(d)	Lending Agent shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Available Securities or Collateral (including cash Collateral investments), or the legality or propriety of the making of any loans by Lender, except as expressed herein, or the borrowing of any Available Securities by any Approved Borrower.

(e)	Lending Agent shall be liable to Lender for any Losses suffered by Lender in connection with Lender’s securities lending program that are incurred as a direct result of Custodian failing to provide, or any delay in providing, the “State Street Third Party Availability File” (as defined in Section 12.1 of the Third Party Lending Agreement), or any error, inaccuracies or omissions in the information or data contained therein.

(f)	In the event that Lender is required to make a payment to Custodian as a result of an indemnity provided by Lender to Custodian under the Third Party Lending Agreement, and such payment is for Losses incurred by Custodian in connection with Lending Agent’s performance of its obligations under the Third Party Lending Agreement, which, for the avoidance of doubt, shall include any Losses incurred by Custodian as a result of Lending Agent’s failure to comply with the rules and regulations governing securities borrowing and lending transactions in any market, Lending Agent shall indemnify Lender to the extent of any such payments; provided that, prior to Lender agreeing to make any such payment to Custodian, Lender has informed Lending Agent of Custodian’s claim and has given Lending Agent an opportunity to assist Lender in resisting the claim.

(g)	Under no circumstances shall any party’s obligations under this Agreement exceed the actual loss incurred. Furthermore, under no circumstances shall any party hereto be liable to any other party for special, indirect, consequential or punitive damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages or losses.

(h)	Neither party shall be responsible or liable to the other for any failure or delay in the performance of that party’s obligations under this Agreement arising out of or caused by a Force Majeure Event, including but not limited to the following Force Majeure Events:

(i)	any fire, explosion, unusually severe weather, natural disaster or act of God;

(ii)	any epidemic, nuclear, biological, chemical, or similar attack, public health or safety emergency, or act of terrorism;

(iii)	any act of declared or undeclared war or of a public enemy, or any riot or insurrection;

(iv)	any damage to machinery or equipment; disruption in transportation, communications, electric power or other utilities, or other vital infrastructure, or any means of disrupting or damaging internet or other computer hardware, software, networks or facilities;

(v)	any third party strike, lockout or other labor dispute or action;

(vi)	any action taken in response to any of the foregoing events by any civil or military authority; or

(vii)	any other event beyond such party’s control; provided that financial inability in and of itself shall not be a Force Majeure Event.

9.	Representations and Warranties.

(a)	Each party represents and warrants to each other party that:

(i)	it has due authority, power and capacity to enter into and perform this Agreement and any transactions contemplated thereby;

(ii)	the execution and performance of this Agreement and any transaction contemplated thereby has been duly authorized by all necessary action, corporate or otherwise, and does not and will not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to it; and

(iii)	this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms.

(b)	Lender further represents that:

(i)	as to any Available Securities lent at any time and from time to time from the Custody Account, Lender shall be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such Available Securities shall exist;

(ii)	it is validly organized as a series of a trust under the laws of the State of Delaware;

(iii)	it reports income from securities lending as securities lending income on its financial statements;

(iv)	it carries on its securities lending business solely through a permanent establishment in the United States and all payments received by it in connection with loans of Available Securities under this Agreement are attributable to such permanent establishment;

(v)	it is a tax resident of the United States and will provide documentary evidence of its tax residence as reasonably requested;

(vi)	Lender has provided Lending Agent with any and all requirements and/or procedures necessary to comply with any exemptive order applicable to Lender’s securities lending program;

(vii)	except as otherwise specified in this Agreement and Lending Agent’s compliance with the requirements and procedures as to which it has been notified pursuant to paragraph 9(b)(vi) above, Lender is solely responsible for compliance with any exemptive order applicable to Lender’s securities lending program;

(viii)	the assets of Lender do not and will not constitute (or be deemed to constitute) "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (or any successor statute, the "Code"), of any ”plan” subject to ERISA or Section 4975 of the Code; and

(ix)	Lender is not subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

(c)	Lender will notify Lending Agent if, at any time, any event or condition should occur that renders, or would render with the passage of time, representations set out in this Agreement untrue, incorrect, or incomplete. Until otherwise notified by Lender, Lending Agent may rely on the representations herein in entering into transactions on behalf of, or for the benefit of, Lender.

10.	Lender’s Acknowledgements.

Lender acknowledges that:

(a)	any payments of distributions from the Approved Borrower to Lender are in substitution for the interest or dividend accrued or paid in respect of loaned Available Securities and that the tax treatment of such payment may differ from the tax treatment of such interest or dividend;

(b)	during the term of a loan of Available Securities, the Approved Borrower shall hold incidents of ownership with respect to such loaned Available Securities, including without limitation, the right to vote such loaned Available Securities and to transfer such loaned Available Securities to others;

(c)	any payments of distributions from the Approved Borrower to Lender in substitution for the interest or dividend accrued or paid in respect of loaned Available Securities shall be determined as of the date of the relevant payment and no adjustment shall be made to amounts paid by the Approved Borrower to Lender as a result of (i) any retroactive change in applicable law which is announced or enacted after the date of the relevant payment or (ii) any decision of a court of competent jurisdiction which is made after the date of the relevant payment (other than where such decision results from an action taken with respect to the relevant Borrower Participant Agreement or amounts paid or payable under the relevant Borrower Participant Agreement);

(d)	it is aware that Lending Agent, in its individual capacity or acting in an agency capacity for other accounts, or affiliates of Lending Agent may have transactions or existing relationships with the same institutions to which loans of Available Securities may be made hereunder, which transactions or relationships may give rise to potential conflict of interest situations; and

(e)	Lending Agent may, on behalf of Lender, amend any Borrower Participant Agreement or Repurchase Agreement, whether in the form of industry standard or bespoke agreements including, but not limited to, agreeing to contractually acknowledge stays and overrides of default rights that would be applicable under special resolution regimes (“SRRs”) and the potential bail-in of liabilities under SRRs and/or take any other action on behalf of Lender that Lending Agent, in its sole discretion, deems necessary to comply with applicable resolution regulations.

11.	Compensation. The basis of Lending Agent's compensation for its activities hereunder and in respect of any loan of securities hereunder is set forth in Schedule 5, as the same may be amended from time to time upon the written agreement of the parties.

12.	Confidentiality. It is understood and agreed that, except as otherwise provided in this Agreement or with the prior written consent of the non-disclosing party, neither Lender nor Lending Agent shall disclose any of the terms of this Agreement, any Borrower Participant Agreement, any ESLA, any Repurchase Agreement, any bids received from an Approved Borrower, whether or not such bids are accepted by Lender, or any other agreement now in existence or hereafter agreed to, provided that each party may make such disclosure as may be required to provide the services under this Agreement or as may be required by law or regulation, or at the request of each party’s regulators, independent legal advisers, auditors or third party insurers, provided that each party to whom such information is provided shall have a legal, contractual or regulatory obligation to ensure the confidentiality of such information in a manner consistent with the provisions of this paragraph. Notwithstanding the foregoing, Lending Agent may aggregate Lender’s data relating to its securities lending program, including but not limited to loan transaction, Available Securities or reinvestment data or agree to the aggregation of such data by a third party vendor, for reporting, benchmarking or such other derivative works provided that Lender’s identity is not disclosed as a result thereof, or Lender consents to the disclosure of its identity to such vendor.

13.	Term.

(a)	Term. The term of this Agreement initially shall be three (3) years commencing on the date hereof (the “Initial Term”).

(b)	Renewal. Upon the expiration of the Initial Term, the term automatically shall renew for successive one (1) year periods (each, a “Renewal Term”) unless either party notifies the other party in writing of its intent to allow the term to expire at the end of the Initial Term, which notice shall be given no less than thirty (30) days prior to the end of the Initial Term, or until such time that either party notifies the other party in writing of its intent to allow the term to expire at the end of the succeeding Renewal Term, which notice shall be given no less than thirty (30) days prior to the end of the Renewal Term then in effect.

(c)	Termination Upon Default. The non-defaulting party may terminate this Agreement at any time, effective immediately upon written notice of such termination from the non-defaulting party to the defaulting party, upon the occurrence of any of the following:

(i)	If any representation made by either party in respect of this Agreement shall be incorrect or untrue in any material respect when made or deemed to have been reaffirmed;

(ii)	If either party notifies the other of its inability to or its intention not to perform its obligations under this Agreement;

(iii)	If either party (A) shall have failed to perform any material obligation under this Agreement, and (B) shall not have cured such failure within five (5) Business Days after notice of such failure from the other party; or

(iv)	If either party shall have its license, charter or other authorization necessary to conduct a material portion of its activities withdrawn, suspended or revoked by any applicable federal or state government or agency thereof.

(d)	Effect of Termination. The only effect of any termination of this Agreement will be that following such termination, no further loans shall be made hereunder by or on behalf of Lender by Lending Agent. The termination of this Agreement shall not cause the automatic termination of any Borrower Participant Agreement or ESLA executed by Lending Agent on behalf of Lender. Lender will assume the obligations and responsibilities under the terms of any Borrower Participant

Agreement or such ESLA in effect as of the termination effective date. The provisions hereof shall continue in full force and effect in all other respects until all obligations are satisfied as herein provided. Each Lender shall solely bear the risk of any charges or expenses applicable to termination of any loan prior to its specified expected maturity date, if any.

14.	Notices. All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, e-mail or overnight courier, or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient in accordance with Schedule 6, as the same may be amended by either party with notice to the other. Notices shall be effective upon receipt.

15.	Miscellaneous.

(a)	This Agreement is to be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof. The parties agree that the courts of Massachusetts and New York, will have jurisdiction to settle any disputes or claims which may arise out of or in connection with the Agreement for which purpose the parties agree to submit to the jurisdiction of such courts.

(b)	The headings of the paragraphs are included for convenience of reference only and do not form part of this Agreement.

(c)	This Agreement, including Schedules, shall not be modified or amended except by an instrument in writing signed by Lender and Lending Agent. This Agreement constitutes the entire agreement between the parties with respect to the subject matter. This Agreement supersedes any other agreement between the parties hereto concerning loans of Available Securities. This Agreement shall not be assigned by either party without the prior written consent of the other party (which consent shall not unreasonably be withheld or delayed), other than pursuant to a consolidation or amalgamation with, or merger into, or sale or transfer of all or substantially all of a party’s assets to, another entity.

(d)	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. This Agreement may be delivered by the exchange of facsimile copies, or by Adobe Systems Incorporated PDF file sent as an email attachment, of executed counterparts with the same effect as if the parties had exchanged executed original counterparts. Each counterpart shall be deemed an original of this Agreement, but all counterparts shall together constitute one and the same instrument.

(e)	No failure on the part of either party to exercise, or delay in its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf, effective as of the day and year first above written.

For and on behalf of Securities Finance Trust Company

By: /s/Craig Starble

Name: Craig Starble

Title:     Chief Executive Officer

For and on behalf of each Lender identified on Schedule 1

By: /s/Kevin W. Steiner

Name: Kevin W. Steiner

Title:     Vice President

Schedule 1

LENDERS

Lender	Lending Limit (references to total assets include the value of Collateral)
Bond Plus Portfolio	33 1/3% of total assets
Core Income Portfolio	33 1/3% of total assets
Diversified Bond Portfolio	33 1/3% of total assets
Dividend Growth Portfolio	33 1/3% of total assets
Emerging Markets Debt Portfolio	33 1/3% of total assets
Emerging Markets Portfolio	33 1/3% of total assets
Equity Index Portfolio	33 1/3% of total assets
Floating Rate Income Portfolio	33 1/3% of total assets
Focused Growth Portfolio	33 1/3% of total assets
Growth Portfolio	33 1/3% of total assets
Health Sciences Portfolio	33 1/3% of total assets
High Yield Bond Portfolio	33 1/3% of total assets
Inflation Managed Portfolio	33 1/3% of total assets
Intermediate Bond Portfolio	33 1/3% of total assets
International Equity Plus Bond Alpha Portfolio	33 1/3% of total assets
International Growth Portfolio	33 1/3% of total assets
International Large-Cap Portfolio	33 1/3% of total assets
International Small-Cap Portfolio	33 1/3% of total assets
International Value Portfolio	33 1/3% of total assets
Large-Cap Core Portfolio	33 1/3% of total assets
Large-Cap Growth Portfolio	33 1/3% of total assets
Large-Cap Plus Bond Alpha Portfolio	33 1/3% of total assets
Large-Cap Value Portfolio	33 1/3% of total assets
Mid-Cap Growth Portfolio	33 1/3% of total assets
Mid-Cap Plus Bond Alpha Portfolio	33 1/3% of total assets
Mid-Cap Value Portfolio	33 1/3% of total assets
PD 1-3 Year Corporate Bond Portfolio	33 1/3% of total assets
PD Aggregate Bond Index Portfolio	33 1/3% of total assets
PD Emerging Markets Index Portfolio	33 1/3% of total assets
PD High Yield Bond Market Portfolio	33 1/3% of total assets
PD International Large-Cap Index Portfolio	33 1/3% of total assets
PD Large-Cap Growth Index Portfolio	33 1/3% of total assets
PD Large-Cap Value Index Portfolio	33 1/3% of total assets

Lender	Lending Limit (references to total assets include the value of Collateral)
PD Mid-Cap Index Portfolio	33 1/3% of total assets
PD Small-Cap Growth Index Portfolio	33 1/3% of total assets
PD Small-Cap Value Index Portfolio	33 1/3% of total assets
PSF Avantis Balanced Allocation Portfolio	33 1/3% of total assets
QQQ Plus Bond Alpha Portfolio	33 1/3% of total assets
Real Estate Portfolio	33 1/3% of total assets
Short Duration Bond Portfolio	33 1/3% of total assets
Small-Cap Equity Portfolio	33 1/3% of total assets
Small-Cap Growth Portfolio	33 1/3% of total assets
Small-Cap Index Portfolio	33 1/3% of total assets
Small-Cap Plus Bond Alpha Portfolio	33 1/3% of total assets
Small-Cap Value Portfolio	33 1/3% of total assets
Technology Portfolio	33 1/3% of total assets
Total Return Portfolio	33 1/3% of total assets
Value Advantage Portfolio	33 1/3% of total assets
Value Portfolio	33 1/3% of total assets

*****

Schedule 2

APPROVED BORROWERS

Please designate any affiliated parties.

US Borrowers	UK and European Borrowers
ABN AMRO Securities (USA) LLC	ABN AMRO Bank N.V. (Netherlands & London Branches)
ABN AMRO Clearing Bank N.V.
ABN AMRO Markets (UK) Limited
Banco Santander, S.A. (New York Branch)	Banco Santander, S.A. (Madrid & London Branches)
Bank of America N.A.
Bank of Montreal (Chicago Branch)	Bank of Montreal (London Branch)
The Bank of New York Mellon
Bank of Nova Scotia (Houston Branch)	Bank of Nova Scotia (London Branch)
Bank of Nova Scotia (New York Agency)
Barclays Capital Inc.	Barclays Bank plc
Barclays Capital Securities Limited
BMO Capital Markets Corp.	BMO Capital Markets Limited
BNP Paribas Prime Brokerage, Inc.	BNP Paribas (London & Paris Branches)
BNP Paribas Securities Corp.	BNP Paribas Financial Markets
BNP Paribas Prime Brokerage International, Limited
BofA Securities, Inc.
California Public Employees’ Retirement System
Canadian Imperial Bank of Commerce (New York Branch)	Canadian Imperial Bank of Commerce (London Branch)
CF Secured, LLC
CIBC World Markets Corp.
Citibank N.A.
Citadel Clearing LLC
Citadel Securities LLC
Citigroup Global Markets Inc.	Citigroup Global Markets Limited
Clear Street LLC
CME Group Inc.
Credit Agricole Corporate and Investment Bank (New York Branch)	Credit Agricole Corporate and Investment Bank
Credit Agricole (USA) Inc.
Credit Suisse AG (New York Branch)	Credit Suisse AG (Zurich Branch)
Credit Suisse Securities (USA) LLC	Credit Suisse International
D.E. Shaw Oculus Portfolios, LLC
D.E. Shaw Valence Portfolios, LLC
Deutsche Bank Securities Inc.	Deutsche Bank AG (London & Frankfurt Branches)
Fixed Income Clearing Corp.
Goldman Sachs & Co. LLC	Goldman Sachs International
Goldman Sachs & Co. LLC, as agent*HSBC Securities (USA) Inc.	HSBC Bank Plc (London Branch)
ICE Clear Credit
ICE Clear US

ING Financial Markets LLC	ING Bank N.V. (Amsterdam & London Branches)
Jefferies LLC	Jefferies International Ltd.
JP Morgan Chase Bank NA	J.P. Morgan Securities Plc
JP Morgan Securities LLC
Macquarie Bank Limited (London Branch)
Merrill Lynch Government Securities Inc.	Merrill Lynch International
Mirae Asset Securities (USA) Inc.
Mizuho Securities USA LLC	Mizuho International Plc
Morgan Stanley & Co. LLC	Morgan Stanley & Co. International plc
Morgan Stanley Securities Limited
MUFG Securities Americas Inc.	MUFG Securities EMEA Plc
National Bank of Canada Financial Inc.	National Bank of Canada Global Finance, Ltd
National Financial Services, LLC
National Securities Clearing Corp.
Natixis Securities Americas LLC	Natixis S.A.
NatWest Markets Securities Inc.	NatWest Markets Plc
Nomura Securities International, Inc.	Nomura International plc
Nordea Bank AB
The Options Clearing Corp.
Pershing LLC
RBC Capital Markets, LLC	RBC Europe Limited
Royal Bank of Canada (World Financial Center Branch)	Royal Bank of Canada (London Branch)
Santander US Capital Markets LLC
Scotia Capital (USA) Inc.	Scotia Capital (Europe) Limited
Skandinaviska Enskilda Banken AB
SG Americas Securities, LLC	Societe Generale (Paris & London Branches)
SMBC Nikko Securities America
Societe Generale (New York Branch)
South Street Securities LLC
Standard Chartered Bank (London Branch)
State of Wisconsin Investment Board, acting for and on behalf of Core Retirement Investment Trust
State of Wisconsin Investment Board, acting for and on behalf of Variable Retirement Investment Trust
State Street Bank and Trust Company
Sumitomo Mitsui Banking Corporation (New York Branch)
TD Prime Services LLC	Toronto-Dominion Bank (London Branch)
TD Securities (USA) LLC
Teacher Retirement System of Texas
UBS Securities LLC	UBS AG (London Branch)
UBS Europe SE
Wells Fargo Bank NA
Wells Fargo Securities, LLC

Canadian Borrowers	Asia Pacific Borrowers
Bank of Montreal	BNS Asia Limited
Bank of Nova Scotia	Credit Suisse AG (Singapore Branch)
BMO Nesbitt Burns Inc.	Macquarie Bank Limited
Caisse de dépôt et placement du Québec	Mizuho Securities Co., Ltd.
Canada Pension Plan Investment Board	Royal Bank of Canada (Sydney Branch)
Canadian Imperial Bank of Commerce
CIBC World Markets, Inc.
Healthcare of Ontario Pension Plan Trust Fund
MUFG Securities (Canada) Ltd.
National Bank Financial Inc.
National Bank of Canada
Public Sector Pension Investment Board
RBC Dominion Securities Inc.
Royal Bank of Canada
Scotia Capital Inc.
TD Securities Inc.
Toronto-Dominion Bank

* The Approved Borrower for purposes of this Agreement shall be the Borrower Principal, as such term is defined under the Borrower Participant Agreement dated as of April 13, 2021 between Goldman Sachs & Co. LLC, as agent, and Securities Finance Trust Company, as agent.

*****

Schedule 3

APPROVED COLLATERAL TYPES AND COLLATERAL LEVELS

Collateral Type	Description	Minimum Collateral Level
		Loan & Collateral Same Currency	Loan & Collateral Cross Currency
Cash	USD	102%	105%
Government Debt	Government and Sovereign Debt of countries listed below with a minimum issuer rating of Standard & Poor’s A+ OR Moody’s A1:	102%	105%
	United States

Agency Debt	Securities issued by United States Government Agencies with a minimum issuer rating of Standard & Poor’s A+ OR Moody’s A1	102%	105%

Note: For all collateral types listed above, if rated by both Standard & Poor’s and Moody’s, the higher of those two ratings shall apply.

*****

Schedule 4A

Cash Collateral Investment Guidelines

Permissible Investments:

•	Repurchase Transactions, as set forth in Schedule 4B.

•	Government money market mutual funds organized under Rule 2a-7 of the Investment Company Act of 1940, as amended, as set out below:

Fund Name	CUSIP	Ticker
JP Morgan U.S. Government Money Market Fund Institutional	4812C2684	IJGXX
Goldman Sachs Financial Square Government Fund	38141W273	FGTXX
Fidelity Government Money Market Portfolio Institutional Class	31607A703	FRGXX
JP Morgan 100 pct. U.S. Treasury Securities Money Market Fund Institutional	4812A2835	JTSXX
State Street Institutional U.S. Government Money Market Fund Premier Shares	857492706	GVMXX
BlackRock Liquidity Funds: FedFund	09248U700	TFDXX
Morgan Stanley Inst Liquidity Govt Portfolio	61747C707	MVRXX
BlackRock Liquidity Funds: T-Fund	09248U718	TSTXX
Fidelity Treasury Only Money Market Portfolio Institutional Class	31607A802	FRSXX
Invesco Government and Agency Portfolio Institutional	825252885	AGPXX
Fidelity Treasury Money Market Portfolio Institutional Class	31607A885	FRBXX
State Street Institutional Treasury Plus Fund - Premier Shareclass	857492862	TPIXX
Morgan Stanley Inst Liquidity Treasury Securities Portfolio	61747C525	MSUXX
Goldman Sachs Financial Square Treasury Obligations Fund Inst	38141W323	FTOXX
HSBC Funds U.S. Government Money Market Fund Class I	40428X107	HGIXX
DWS Government Money Market Series - Institutional Shares	25160K207	ICAXX
Invesco Treasury Portfolio Institutional	825252406	TRPXX
Morgan Stanley Inst Liquidity Treasury Portfolio- Institutional	61747C582	MISXX
Western Asset Inst. Govt Reserves - Institutional Shares	52470G791	INGXX
Western Asset Institutional U.S. Treasury Reserves - Institutional Shares	52470G841	CIIXX
RBC U.S. Govt Money Market Institutional Class I	74926P696	TUGXX
State Street Institutional Treasury Fund - Premier Shareclass	857492888	TRIXX
Goldman Sachs Financial Square Treasury Solutions Fund Institutional Class	38142B880	FEDXX
BlackRock Liquidity Funds: Federal Trust Fund	09248U874	TFFXX
Morgan Stanley Inst Liquidity Govt Securities Portfolio- Institutional	61747C848	MUIXX
HSBC Funds U. S. Treasury Fund Class I	40428X206	HBIXX

Portfolio Duration and Maturity:

•	Maximum weighted average maturity not to exceed 30 calendar days, based on time of purchase

•	Maximum final maturity for Repurchase Transactions not to exceed 95 calendar days (if the 95th calendar day is not a Business Day, then the final maturity shall be the next succeeding Business Day).

*****

Schedule 4B

Repurchase Transactions

APPROVED REPO COUNTERPARTIES

Please designate any affiliated parties

US Repo Counterparties	UK and European Repo Counterparties
ABN AMRO Securities (USA) LLC	ABN AMRO Bank N.V. (Netherlands & London Branches)
ABN AMRO Clearing Bank N.V.
ABN AMRO Markets (UK) Limited
Bank of America N.A.
Bank of Montreal (Chicago Branch)	Bank of Montreal (London Branch)
The Bank of New York Mellon
Bank of Nova Scotia (Houston Branch)	Bank of Nova Scotia (London Branch)
Bank of Nova Scotia (New York Agency)
Barclays Capital Inc.	Barclays Bank plc
Barclays Capital Securities Limited
BMO Capital Markets Corp.	BMO Capital Markets Limited
BNP Paribas Prime Brokerage, Inc.	BNP Paribas (London & Paris Branches)
BNP Paribas Securities Corp.	BNP Paribas Financial Markets
BNP Paribas Prime Brokerage International, Limited
BofA Securities, Inc.
California Public Employees’ Retirement System
CF Secured, LLC
Citadel Clearing LLC
Citadel Securities LLC
Citibank N.A.
Citigroup Global Markets Inc.	Citigroup Global Markets Limited
Clear Street LLC
CME Group Inc.
Credit Suisse AG (New York Branch)	Credit Suisse AG (Zurich Branch)
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.	Deutsche Bank AG (London & Frankfurt Branches)
Fixed Income Clearing Corp.
Goldman Sachs & Co. LLC	Goldman Sachs International
HSBC Securities (USA) Inc.	HSBC Bank Plc (London Branch)
ICE Clear Credit
ICE Clear US
ING Financial Markets LLC	ING Bank N.V. (Amsterdam & London Branches)
JP Morgan Chase Bank NA	J.P. Morgan Securities Plc
JP Morgan Securities LLC
Merrill Lynch Government Securities Inc.	Merrill Lynch International
Merrill Lynch Pierce Fenner & Smith Inc.
Mirae Asset Securities (USA) Inc.
Mizuho Securities USA LLC	Mizuho International Plc
Morgan Stanley & Co. LLC	Morgan Stanley & Co. International plc

Morgan Stanley Securities Limited
MUFG Securities Americas Inc.
National Bank of Canada Financial Inc.	National Bank of Canada Global Finance, Ltd
National Securities Clearing Corp.
NatWest Markets Securities Inc.	NatWest Markets Plc
Nomura Securities International, Inc.	Nomura International plc
The Options Clearing Corp.
Pershing LLC
RBC Capital Markets, LLC	RBC Europe Limited
Royal Bank of Canada (World Financial Center Branch)	Royal Bank of Canada (London Branch)
Santander US Capital Markets LLC
Scotia Capital (USA) Inc.	Scotia Capital (Europe) Limited
SG Americas Securities, LLC
SMBC Nikko Securities America
Societe Generale (New York Branch)	Societe Generale (Paris & London Branches)
South Street Securities LLC
Standard Chartered Bank (London Branch)
State of Wisconsin Investment Board, acting for and on behalf of Core Retirement Investment Trust
State of Wisconsin Investment Board, acting for and on behalf of Variable Retirement Investment Trust
Sumitomo Mitsui Banking Corporation (New York Branch)
TD Prime Services LLC	Toronto-Dominion Bank (London Branch)
Teacher Retirement System of Texas
Wells Fargo Bank NA
Wells Fargo Securities, LLC

Canadian Repo Counterparties:	Asia Pacific Repo Counterparties
Bank of Montreal	Credit Suisse AG (Singapore Branch)
Bank of Nova Scotia	Mizuho Securities Co., Ltd.
BMO Nesbitt Burns Inc.	Royal Bank of Canada (Sydney Branch)
Caisse de dépôt et placement du Québec
Canada Pension Plan Investment Board
Healthcare of Ontario Pension Plan Trust Fund
National Bank Financial, Inc.
National Bank of Canada
Public Sector Pension Investment Board
RBC Dominion Securities Inc.
Royal Bank of Canada
TD Securities Inc.
Toronto-Dominion Bank

APPROVED COLLATERAL TYPES AND COLLATERAL LEVELS FOR REPO

Repurchase Transaction Collateral Type	Description	Minimum Repurchase Margin Percentage
		Repurchase Transaction & Repurchase Transaction Collateral Same Currency	Repurchase Transaction & Repurchase Transaction Collateral Cross Currency
Cash	USD	100%	Not Permissible
Government Debt	Government and Sovereign Debt of countries listed below with a minimum issuer rating of Standard & Poor’s A+ OR Moody’s A1:	102%	105%
	United States

Agency Debt	Securities issued by United States Government Agencies with a minimum issuer rating of Standard & Poor’s A+ OR Moody’s A1	102%	105%

Note: For all collateral types listed above, if rated by both Standard &Poor’s and Moody’s, the higher of those two ratings shall apply.

*****

Schedule 6

Notices

If to Lender:	Pacific Select Fund

Address:	700 Newport Center Drive Newport Beach, CA 92660

For the attention of:	PLFA Operations

Telephone:
Facsimile:
e-mail:	Kevin.Steiner@pacificlife.com; Crayton.Yee@pacificlife.com

Copy to:	ContractNotifications@PacificLife.com

Telephone:
Facsimile:
e-mail:

If to Lending Agent:
For operational notices:
Address:	Securities Finance Trust Company One Boston Place, 24th Floor Boston, MA 02108

For the attention of:	Operations Manager
Telephone:	(617) 204-4532
Facsimile:	(617) 204-4598
e-mail:	lalbaugh@eseclending.com aramburn@eseclending.com eoliver@eseclending.com

For legal notices:
Address:	Securities Finance Trust Company One Boston Place, 24th Floor Boston, MA 02108

For the attention of:	Jay Lovejoy, General Counsel
Telephone:	(617) 204-4559
Facsimile:	(617) 204-4599
e-mail:	jlovejoy@eseclending.com

*****

Schedule 7

APPROVED PERSONS

Acting on behalf of Lender:

Kevin Steiner

Crayton Yee

*****

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